Exhibit 99.1

CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. Eagle Pharmaceuticals NASDAQ: EGRX June 2020

Forward Looking Statements

This presentation contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities laws. Forward-looking statements are statements that are not historical facts. Words and phrases such as "anticipated," "forward," "will," "would," "may," "remain," "potential," "prepare," "expected," "believe," "plan," "near future," "belief," "guidance," and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding future events such as: the number and timing of potential product launches, development initiatives and new indications for RYANODEX; the Company's clinical development plan for its fulvestrant product candidate, EA-114, as well as the development efforts for the other product candidates in its portfolio; the potential benefits and efficacy of RYANODEX, including the potential for RYANODEX as a treatment for additional indications, including its potential as a possible therapeutic option for patients with SARS-CoV-2 infection; preclinical data of RYANODEX for the treatment of patients with SARS-CoV-2 infection and the progress and development of RYANODEX in a Phase 2 clinical trial evaluating RYANODEX as a treatment for patients with SARS-CoV-2 infection; the timing, scope or likelihood of regulatory filings and approvals from the FDA for the Company's product candidates, including the timing of the PDUFA date for the RYANODEX NDA for exertional heat stroke; the potential for other products treating the same indication as BENDEKA entering the market before 2022; the timing of the Company's PEMFEXY launch, if ever; the success of the Company's collaborations with its strategic partners; the Company's timing and ability to repurchase additional shares of the Company's common stock, if any, under its share repurchase program; the Company's expense guidance for fiscal year 2020; the Company's ability to deliver value in 2020 and over the long term; and the Company's plans and ability to advance the products in its pipeline. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the Company's control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Such risks and uncertainties include, but are not limited to: the impacts of the COVID-19 pandemic, including disruption or impact in the sales of the Company's marketed products, interruptions or other adverse effects to clinical trials, delays in regulatory review, manufacturing and supply chain interruptions, adverse effects on healthcare systems, disruption in the operations of the Company's third party partners and disruption of the global economy, and the overall impact of the COVID-19 pandemic on the Company's business, financial condition and results of operations; risks that the Company's business, financial condition and results of operations will be impacted by the spread of COVID-19 in the geographies where the Company's third-party partners operate; whether the Company will incur unforeseen expenses or liabilities or other market factors; risks that results from in vitro laboratory tests of RYANODEX are not necessarily predictive of future clinical trial and in vivo results; whether the Company will successfully implement its development plan for its fulvestrant product candidate, EA-114, or other product candidates; delay in or failure to obtain regulatory approval of the Company's product candidates; whether the Company can successfully market and commercialize its product candidates, including RYANODEX, BENDEKA and BELRAPZO; the success of the Company's relationships with its partners, including Hackensack University Medical Center, the University of Pennsylvania, Teva, Tyme and NorthShore University HealthSystem and the parties' ability to work effectively together; the availability and pricing of third party sourced products and materials; the outcome of litigation involving any of our products or that may have an impact on any of our products; successful compliance with the FDA and other governmental regulations applicable to product approvals, manufacturing facilities, products and/or businesses; general economic conditions, including the potential adverse effects of public health issues, including the COVID-19 pandemic, on economic activity and the performance of the financial markets generally; the strength and enforceability of the Company's intellectual property rights or the rights of third parties; competition from other pharmaceutical and biotechnology companies and the potential for competition from generic entrants into the market; the risks inherent in the early stages of drug development and in conducting clinical trials; and those risks and uncertainties identified in the "Risk Factors" sections of the Company's Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the Securities and Exchange Commission on March 2, 2020 and May 11, 2020, respectively, and its other subsequent filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and the Company does not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.

CONFIDENTIAL
© 2020 Eagle Pharmaceuticals, Inc. All rights reserved.

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EAGLE PHARMACEUTICALS

CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. 3 In addition to financial information prepared in accordance with U.S. GAAP, this press release also contains adjusted non - GAAP n et income and adjusted non - GAAP earnings per share attributable to Eagle. The Company believes these measures provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information. Adjusted non - GAAP net income excludes stock - based compensation expense, depreciation expense, amortization expense, expense of acquired in - process research and development, severance, non - cash interest expense, debt issuance costs, gain on sale of asse ts, changes in fair value of contingent consideration, asset impairment charge, restructuring charge, legal settlement expense re lat ed to collaboration with Tyme , fair value adjustments on equity investment, and the tax effect of these adjustments. The Company believes these non - GAAP financial measures help indicate underlying trends in the Company’s business and are important in comparing current results with prior period results and understanding projected operating performance. Non - GAAP financial measures provide the Company and its investors with an indication of the Company’s baseline performance before items that are considered by th e Company not to be reflective of the Company’s ongoing results. See the attached Reconciliation of GAAP to Adjusted Non - GAAP Net Income and Adjusted Non - GAAP Earnings per Share and Reconciliation of GAAP to Adjusted Non - GAAP EBITDA for details of the amounts excluded and included to arrive at adjusted non - GAAP net income, adjusted non - GAAP earnings per share amounts, and adjusted non - GAAP EBITDA amounts, respectively. These adjusted measures are non - GAAP and should be considered in addition to, but not as a substitute for, the information prepa red in accordance with U.S. GAAP. The Company strongly encourages investors to review its consolidated financial statements and publicly - filed reports in their entirety and cautions investors that the non - GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Non - GAAP Financial Performance Measures

CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. Fully integrated R&D, clinical, manufacturing, quality, and commercial Profitable with foundation for continued long - term growth CNS/metabolic critical care and oncology focus Pipeline at near - term inflection point Eagle Pharmaceuticals Snapshot Committed to developing innovative medicines that result in meaningful improvements in patients’ lives with a focus on underserved therapeutic areas 4

CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. Strong Foundation for Potential Long - Term Growth Highly efficient business model: Invested $210mm (21%+ of revenue) in R&D since 2013 Sustainable profitability: $258mm* in cash flow from operations (2015 – 1Q 2020) Successful capital reinvestment: $173mm repurchased since August 2016; only 13.7mm basic shares outstanding Robust balance sheet: No net debt and flexibility to actively deploy capital for opportunities 5 * Excluding receivables build

Culmination of Effort

- **1/6/20** — NorthShore University HealthSystem agreement to study dantrolene sodium for TBI/ concussion in animal models
- **1/7/20** — Tyme Technologies, Inc. ("Tyme") agreement for stock purchase and co-promotion of SM-88 for pancreatic cancer
- **1/9/20** — Refiled RYANODEX NDA for exertional heat stroke (EHS)
- **1/13/20** — Announced collaboration with UPenn for development of RYANODEX for potential treatment of Alzheimer's disease
- **2/20/20** — Japanese licensing partner SymBio completes clinical trial enrollment for TREAKISYM for liquid bendamustine formulation for NHL/CLL
- **3/13/20** — U.S. District Court of Appeals for D.C. Circuit affirms seven years of orphan drug exclusivity for BENDEKA
- **4/16/20** — Laboratory test results demonstrate *in vitro* antiviral activity of RYANODEX against Coronavirus SARS-CoV-2
- **4/28/20** — Favorable patent decision issued by U.S. District Court of Delaware for Eagle and Teva for BENDEKA; Defendants will be enjoined from launching their ANDA products before 2031
- **5/4/20** — Advanced pilot work on proprietary formulation of fulvestrant product candidate, EA-114, for hormone-receptor-positive advanced breast cancer
- **6/1/20** — RYANODEX EHS: July 8, 2020 PDUFA date postponed until August 8, 2020 by FDA due to reallocation of resources as a result of COVID-19

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© 2020 Eagle Pharmaceuticals, Inc. All rights reserved.
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EAGLE PHARMACEUTICALS

11 Programs - Potential for 5 Launches in the Next 3 Years

CNS/METABOLIC CRITICAL CARE

Product	Indication	Potential Market Advantage	Development Stage	In-House/Partnership
RYANODEX*	1. Exertional Heat Stroke (EHS)	First in class	Refiled NDA; July 8, 2020 PDUFA date postponed by FDA to August 8, 2020	EAGLE (in-house)
	2. Nerve Agent (NA) Exposure	First in class	Commencing second species animal study under FDA Animal Rule	United States Army Medical Research Institute of Chemical Defense
	3. Acute Radiation Syndrome (ARS)	First in class	Completed POC study; entering first of two registration animal studies under FDA Animal Rule	EAGLE (in-house)
	4. Traumatic Brain Injury (TBI)/ Concussion	First in class	Preclinical animal study in progress	NorthShore University HealthSystem Dr. Julian Bailes
	5. Alzheimer's Disease (AD)	First in class	Completed preclinical animal study	University of Pennsylvania
	6. COVID-19	First in class	Successful *in vitro* results; IND submitted; animal study requested by FDA before human trial commences	EAGLE Hackensack University Medical Center
EA-111	7. NCE related to dantrolene	First in class	Preclinical and toxicology studies in progress	EAGLE (in-house)
VASOPRESSIN*	8. Increase blood pressure during vasodilatory shock	First to file†	Trial to move forward; no date set as of yet	EAGLE (in-house)

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© 2020 Eagle Pharmaceuticals, Inc. All rights reserved.
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* Royalty obligation
† First to file ANDA referencing VASOSTRICT; submission accepted for filing by FDA March 2018

CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. Product Indication Potential Market Advantage Development Stage In - House/Partnership SM - 88 9. Pancreatic Cancer (multiple indications) First in class Pivotal studies underway Tyme Technologies EA - 114 (fulvestrant) 10. HR+ Advanced Breast Cancer (BC) Best in class Advanced pilot work and met internal objectives; requesting meeting with FDA (in - house) PEMFEXY* (liquid injection) 11. Nonsquamous Non - Small Cell Lung Cancer (NSCLC) – malignant pleural mesothelioma First to market Approval granted on February 10, 2020; Q1 2022 launch (in - house) * * Royalty obligation 11 Programs - Potential for 5 Launches in the Next 3 Years 8 ONCOLOGY Anticipating three new product launches in 2022 (PEMFEXY, EA - 114, & SM - 88)

CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. CNS/Metabolic Critical Care Pipeline Opportunities 9

CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. RYANODEX® (dantrolene sodium) injectable suspension Breakthrough formulation • Approved July 2014 • Launched August 2014 Currently indicated for the treatment of malignant hyperthermia (MH) in conjunction with appropriate supportive measures, and for the prevention of MH in patients at high risk 10

CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. RYANODEX: Building a Successful Franchise New indications under development* Nine U.S. patents issued to date, expiring between 2022 and 2025 FDA - Approved for Malignant Hyperthermia (MH) Exertional Heat Stroke (EHS) Nerve Agent (NA) Exposure Acute Radiation Syndrome (ARS) Alzheimer’s Disease (AD) Traumatic Brain Injury/ Concussion (TBI) 11 COVID - 19 11 *Potential indications under development

CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. 12 Mechanism of action v

RYANODEX Potential in Traumatic Brain Injury (TBI)/Concussion



- **Currently there is no FDA-approved drug to treat TBI/concussion, which is estimated to affect 69 million people worldwide[1]**
  - The CDC estimates that in 2014, there were nearly 2.8 million TBI-related emergency department visits in the U.S, some of which resulted in long-term harm or death. Up to 1/3 of cases occurred in children[2]
- **Eagle's recently announced a research partnership with NorthShore University HealthSystem**
  - Studying dantrolene sodium for TBI/concussion in animal models to determine if it can help halt or repair the harm caused by these traumas

NorthShore
University HealthSystem

1. Dewan, MC, et al. Estimating the global incidence of traumatic brain injury. J. Neurosurg. 2018;(130): 1–18. doi: 10.3171/2017.10.
2. Centers for Disease Control and Prevention (CDC). Surveillance Report of Traumatic Brain Injury-related Emergency Department Visits, Hospitalizations, and Deaths—United States, 2014. CDC, U.S. Department of Health and Human Services. 2019. Accessed at https://www.cdc.gov/traumaticbraininjury/pdf/TBI-Surveillance-Report-FINAL_508.pdf.

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© 2020 Eagle Pharmaceuticals, Inc. All rights reserved.

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EAGLE PHARMACEUTICALS

CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. RYANODEX Potential in Alzheimer’s Disease A completely novel approach to the disease • Alzheimer’s disease is one of the greatest medical challenges of our time, with limited treatment options. It is the most common form of dementia and fifth - leading cause of death 1 affecting more than 30 million people worldwide 2 • Eagle and UPenn concluded that calcium dysregulation may play a unique role in Alzheimer’s disease • Results from a proof - of - concept preclinical study presented at the July 2019 Alzheimer’s Association International Conference showed that intranasal administration of dantrolene sodium provided therapeutic effects on memory and cognition in a mouse model of Alzheimer’s 14 1. World Health Organization. Global Health Estimates 2016: Disease burden by Cause, Age, Sex, by Country and by Region, 2000 - 2016. 2018. 2. World Health Organization. Dementia. Sept 19, 2019. Accessed at https://www.who.int/news - room/fact - sheets/detail/dementia.

CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. Promising Progress in Research on Dantrolene for Alzheimer’s Disease (AD) • We conducted a recent animal study demonstrating: • A novel route of administration: • Greater passage of dantrolene across the blood brain barrier • Higher brain concentrations of dantrolene • A disease modifying effect: • Significantly improved memory • Significantly improved cognition • No significant side effects were detected in mortality, olfaction, motor or liver functions • Results were pronounced, especially after the start of amyloid accumulation and cognitive dysfunction 15

CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. • Currently there is no FDA - approved drug for EHS, and efficient body cooling is not always available • Eagle returned to the Hajj in 2019 and enrolled additional EHS patients in its novel controlled clinical study • Eagle has completed two clinical trials, has collected additional data and submitted it for FDA review • Refiled NDA with FDA; July 8, 2020 PDUFA date postponed by FDA to August 8, 2020 16 RYANODEX for Exertional Heat Stroke (EHS) • ADD NEW PHOTO

CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. RYANODEX Potential for Nerve Agent (NA) Exposure First - of - its kind neuroprotective treatment for the amelioration of brain damage due to nerve agent exposure and, if approved, may receive orphan drug exclusivity (ODE) for organophosphate exposure Nerve agents are the most toxic of the known chemical warfare agents • Rapid treatment with available agents decreases risk of mortality but does not ameliorate risk of brain damage. NA survivors may experience permanent neurologic damage and death 17 • Agreement with the United States Army Medical Research Institute of Chemical Defense (USAMRICD) to evaluate the neuroprotective effects of RYANODEX in an accepted NA model • Results of study conducted with USAMRICD demonstrated a statistically significant reduction in brain damage secondary to NA exposure in RYANODEX - treated animals, compared with controls (p value ≤0.04)

CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. • Exploring investigational indication for RYANODEX for treatment of hematopoietic syndrome in individuals exposed to high doses of radiation, such as nuclear power plant leakage or nuclear weapons. Potential to apply to certain cancer patients undergoing radiation therapy; additional research opportunity. • In a proof - of - concept study in a Total - Body Irradiation Animal Model, the RYANODEX treatment group had overall less mortality post - treatment than nontreated animals • Next, Eagle will conduct a GLP study in a validated animal model 18 RYANODEX Potential in Acute Radiation Syndrome Acute radiation syndrome (ARS), or radiation sickness, is a serious illness that can happen when a person is exposed to very high levels of radiation, usually over a short period of time

CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. RYANODEX Potential Antiviral Treatment for COVID - 19 Intracellular calcium may play a role in virus entry, replication, and release 19 19 • Eagle, in partnership with Hackensack University Medical Center (HUMC), is exploring an investigational indication for RYANODEX for the treatment of SARS - CoV - 2, the virus causing the COVID - 19 pandemic • Viruses can exploit host cells to replicate by creating dysfunction in the intracellular environment, such as by disrupting intracellular calcium homeostasis. • RYANODEX modulates intracellular calcium levels and may restore the calcium homeostatic balance inside infected cells • Controlled in vitro laboratory test results demonstrated antiviral activity of RYANODEX suggesting that RYANODEX has antiviral activity against SARS - CoV - 2 • IND submitted on April 14; animal study requested by FDA before human trial commences

CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. • Significant benefits of an intramuscular (IM) formulation • EA - 111 would allow for easier and more rapid administration in emergency situations (military and civilian) • Enables point - of - care administration to patients in need • Eliminates IV - infusion 20 20 EA - 111 (New Chemical Entity) Developing the next generation of ryanodine receptor antagonists

CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. 21 21 Vasopressin • Indicated to increase blood pressure in adults with vasodilatory shock (e.g., post - cardiotomy or sepsis) who remain hypotensive despite fluids and catecholamines • Generic version of Par Sterile Products, LLC (an Endo International plc company) original VASOSTRICT® • $532 million in brand sales LTM 1 • Eagle is first - to - file an ANDA referencing VASOSTRICT • Submission accepted for filing by FDA March 2018 • Trial to move forward; no date set as of yet 1 As of March 2020

CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. Oncology Pipeline Opportunities 22

EA-114: Our Fulvestrant Product Candidate for HR+ Advanced Breast Cancer



Impact of Advanced Breast Cancer

- ~75% of breast cancers are HR+[1]
- ~30% of patients first diagnosed with early-stage disease eventually develop metastatic disease[2]
- 27% five-year survival for patients in U.S. with metastatic breast cancer[3]

An Unmet Need

- Eagle's 600-subject PK trial yielded ~18,000 data points, which we mined for insights
- For fulvestrant to work, it needs to bind to and block the estrogen receptor (ER)
- Not everyone treated with fulvestrant achieves the desired result – a substantial number of women with advanced HR+ breast cancer receiving standard treatment experience early disease progression
- Currently, low ER inhibition is an important factor resulting in suboptimal treatment, which may lead to faster progression of the disease
- Our research suggests Eagle may have a better approach

1. Keen JC, Davidson NE. The biology of breast carcinoma. Cancer 2003;97:825–33. DOI: 10.1002/cncr.11126 2. Zhao H, et al. Incidence and prognostic factors of patients with synchronous liver metastases upon initial diagnosis of breast cancer: a population-based study. Dove Press. 27 September 2018. DOI https://doi.org/10.2147/CMAR.S178395. 3. Howlader N, et al (eds). SEER Cancer Statistics Review, 1975-2016, National Cancer Institute, Bethesda, MD, https://seer.cancer. gov/csr/1975_2016/, based on November 2018 SEER data submission, posted to the SEER website, April 2019.

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© 2020 Eagle Pharmaceuticals, Inc. All rights reserved.

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EAGLE PHARMACEUTICALS

CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. Fulvestrant competitively inhibits estrogen - stimulated cell division by binding to the estrogen receptor 24

CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. EA - 114 (Fulvestrant) Research Progress 25 Clinical trial in 600 healthy, post - menopausal (PM) women Met with FDA twice to propose study design for Eagle’s proprietary new delivery platform informed by clinical trial results FDA accepted Eagle’s proposal; Eagle began pilot study in healthy PM women Advanced pilot study in healthy PM women and met internal objectives; will be requesting additional meeting with FDA FDA guidance will inform clinical plan 2018 2019 12/9/19 CURRENT FUTURE

CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. New Collaboration with Tyme Technologies for Cancer Metabolism - Based Compounds for Pancreatic Cancer, Currently in Late - Stage Trials • Tyme is a biotechnology company focused on exploring novel therapeutic approaches designed to target cancer’s unique metabolism • Tyme is advancing proprietary Cancer Metabolism - Based Therapies (CMBTs™) for difficult - to - treat cancers • SM - 88 is a novel investigational agent in two Phase II/III studies for pancreatic cancer, one phase II trial in sarcoma and recently completed a Phase II study for prostate cancer • SM - 88 is used with three other drugs: methoxsalen, phenytoin, and sirolimus 26 SM - 88

CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. Oral SM - 88 Represents Novel Therapeutic Approach • Designed to selectively disrupt protein synthesis in cancer cells with demonstrated tumor responses in 15 cancer types across multiple studies • Recently launched the Tyme - 88 - PANC pivotal trial to evaluate oral SM - 88 for third - line treatment of patients with metastatic pancreatic cancer • In a Phase II study of patients with actively progressing metastatic pancreatic cancer who had failed previous therapy, evaluable patients on SM - 88 demonstrated median overall survival of 6.4 months as of April 25, 2019 • SM - 88 was well tolerated with 12% of patients reporting a grade 3/4 adverse event • Patients who achieved stable disease or better had a statistically significant (p value =0.02) improvement in survival with a 92% reduction in risk of death 27

CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. Brain/Glioma Nasal • Eagle and Tyme have entered into a share purchase agreement (SPA) and a co - promotion agreement for SM - 88 in the U.S. Eagle paid an initial $20 million up front • In addition, Eagle may invest an additional $20 million in Tyme upon achievement of certain milestones, $10 million of which would be an additional purchase of equity in Tyme. Tyme retains all commercial rights to SM - 88 outside the U.S. and may buy out Eagle’s U.S. rights under the co - promotion agreement at any time for $200 million • Under the co - promotion agreement, Tyme will be responsible for all development, regulatory, manufacturing and marketing costs associated with SM - 88, as well as 75% of the promotional effort. Eagle will be responsible for 25% of the promotional effort and shall receive 15% of all net sales in the U.S. 28 PROGRAM FORMULATION CANCER INDICATION DEVELOPMENT STAGE PHASE I PHASE II PHASE II/III Pancreatic: 3 rd Line Monotherapy Pancreatic: 2 nd Line Monotherapy Pancreatic: 1 st Line Combo w/GA Tyme - 88 - Panc Pivotal Part 2: Initiated in 2019 Enrollment Completed Initiated in Q2 - 19 Precision Promise: Initiated in 2019 Precision Promise: Initiated following 2nd Line Oral SM - 88 Injectable SM - 88i Brain/Glioma Digestively Compromised Patients Oral SM - 88 Data from Pivotal Trial Expected in 2021

Oncology Assets: Building From Our Successes

BELRAPZO (bendamustine HCl Injection) | BENDEKA® (bendamustine HCl) injection

Highly successful franchise

BENDEKA royalty increase: from 25% to 30% on 10/1/19 and then increases by 1 percentage point on each anniversary thereafter until it reaches 32%

Courts upheld patent infringement claims as valid; defendants enjoined from launching ANDA products before 2031

Appellate Court confirmed ODE for BENDEKA through 12/7/2022

Established royalty revenue beyond 2025

Long-term cash flow stream

15 Orange Book listed patents through 2031 and unique J-code

PEMFEXY (PEMETREXED INJECTION) | SymBio

Reached settlement agreement with Lilly on 12/13/2019

Approval granted on February 10, 2020

Allows for initial entry of PEMFEXY – a liquid formulation – of approximately three-week supply of current ALIMTA® utilization on Feb. 1, 2022, and a subsequent uncapped entry on April 1, 2022

Based on IMS data, the 500mg ALIMTA® U.S. market is approximately 370,000 vials/yr (approx. $1b/yr)

Generic entrants blocked until 05/24/22

SymBio TREAKISYM, Japanese licensing partner

$5 million milestone payment upon approval of either TREAKISYM Ready-to-Dilute (RTD), or Rapid Infusion (RI) product

Royalties and milestones of $10 to $25 million per year if SymBio first launches TREAKISYM RTD and then its RI product

Anticipating three new product launches in 2022 (PEMFEXY, EA-114, & SM-88)

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© 2020 Eagle Pharmaceuticals, Inc. All rights reserved.

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EAGLE PHARMACEUTICALS

Multiple Near-Term Value Inflection Points

Profitable with a robust balance sheet, no net debt, and ample capital for strategic transactions

- 11 key initiatives underway with the potential for 5 product launches over the next 3 years
  - Each has the potential to be either first-in-class, first-to-market, or best-in-class
  - Eight CNS/metabolic critical care products (EHS, TBI/concussion, ARS, NA, Alzheimer's, COVID-19, etc.)
  - Three oncology products (pancreatic cancer, advanced breast cancer, and lung cancer)
  - BENDEKA: ODE affirmed; patent infringement claims upheld against ANDA holders
  - All focus on underserved therapeutic areas
- Complementary scientific and research partnerships/collaborations
  - U.S. Military (nerve agent exposure)
  - NorthShore University HealthSystem (TBI/concussion)
  - University of Pennsylvania (Alzheimer's disease)
  - Hackensack University Medical Center (COVID-19)
- Comprehensive IP portfolio to ensure future growth
- Robust growth plan includes organic development and strategic transactions



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© 2020 Eagle Pharmaceuticals, Inc. All rights reserved.
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EAGLE PHARMACEUTICALS

CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. Appendix 31

CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. Reconciliation of GAAP to Adjusted Non - GAAP Net Income and Adjusted Non - GAAP EPS (unaudited) EXPLANATION OF ADJUSTMENTS: 1) Amortization of intangible assets for RYANODEX and Docetaxel 2) Amortization of intangible assets for Eagle Biologics 3) Gain on divestiture of diclofenac - misoprostol 4) Changes in the fair value of contingent consideration (Docetaxel and Eagle Biologics) 5) Reflects the estimated tax effect of the pretax adjustments, $3.4 million of tax expense from U.S. tax reform, which is reflected in 2017 and the reversal of a tax valuation allowance in 2016 32 2019 2018 2017 2016 2015 $14,313 $31,903 $51,943 $81,453 $2,571 Amortization of acquired intangible assets (1) 900 895 1,194 746 - Share-based compensation expense 4,442 4,014 3,942 2,914 1,271 Depreciation 286 470 74 - - Expense of acquired in-process research & development 500 1,700 1,000 - - Severance 455 466 - - - Share-based compensation expense 17,556 15,068 11,487 6,853 2,780 Amortization of acquired intangible assets (2) 1,620 1,620 1,620 203 - Depreciation 686 685 858 640 112 Debt issuance costs 88 - 268 - - Severance - - 268 - - Gain on sale of asset (3) - - - (1,750) - Non-cash interest expense 480 376 238 8 - Change in fair value of contingent consideration (4) - (763) (7,378) 957 - Asset impairment charge - 2,704 7,235 - - Restructuring charge - 7,911 - - - Legal settlement - - 1,650 - - (4,433) (7,894) (5,368) (46,103) - $36,893 $59,155 $69,049 $45,921 $6,734 $2.68 $4.01 $4.57 $2.96 $0.44 $2.61 $3.87 $4.34 $2.79 $0.41 13,754,516 14,768,625 15,102,890 15,533,681 15,250,154 14,138,733 15,278,651 15,908,211 16,434,104 16,253,781 Weighted number of common shares outstanding: Basic Diluted Twelve Months Ended December 31, Other: Tax effect of the non-GAAP adjustments (5) Adjusted non-GAAP net income Adjusted non-GAAP earnings per share Basic Diluted Net income - GAAP Adjustments: Cost of product revenues: Research and development: Selling, general and administrative: (in thousands, except share and per share amounts)

Reconciliation of GAAP to Adjusted Non-GAAP EBITDA (unaudited)

(in thousands)	Twelve Months Ended March 31, 2020	Twelve Months Ended December 31, 2019	2018	2017	2016	2015
Net income - GAAP	$ 2,469	$ 14,313	$ 31,903	$ 51,943	$ 81,453	$ 2,571
Add back:						
Interest expense (income), net	868	517	2,579	1,045	(76)	(14)
Income tax provision	4,544	7,685	2,135	21,002	(28,026)	3
Depreciation and amortization	3,538	3,492	3,670	3,746	1,589	112
Stock-based compensation	23,688	21,998	19,082	15,429	9,768	4,051
Change in fair value of contingent consideration	-	-	(763)	(7,378)	957	-
Debt issuance costs	88	88	-	286	-	-
Fair value adjustments on equity investment	6,500	-	-	-	-	-
Asset impairment charge	-	-	2,704	7,235	-	-
Gain on sale of asset	-	-	-	-	(1,750)	-
Expense of acquired in-process research & development	500	500	1,700	1,000	-	-
Expense related to collaboration with Tyme	2,500					
Severance	700	455	466	268	-	-
Restructuring charge	-	-	7,911	-	-	-
Legal settlement	-	-	-	1,650	-	-
Adjusted Non-GAAP EBITDA	$45,395	$49,048	$71,387	$96,226	$63,915	$6,723

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© 2020 Eagle Pharmaceuticals, Inc. All rights reserved.
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